UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2010

TOPS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		26-1252536
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

(716) 635-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On October 21, 2010, Tops Holding Corporation (“Tops Holding”) and its wholly-owned subsidiary, Tops Markets, LLC (“Tops Markets”, and together with Tops Holding, the “Company”) entered into a Separation Agreement, Waiver and General Release (the “Separation Agreement”) with Patrick Curran, in connection with the previously-announced termination of Mr. Curran’s employment as Senior Vice President-Sales and Marketing of the Company on October 5, 2010 (the “Notice Date”).

Pursuant to the terms of the Separation Agreement, the parties agreed that Mr. Curran’s employment with the Company will terminate effective December 31, 2010 (the “Separation Date”). During the period between the Notice Date and the Separation Date (the “Transition Period”), Mr. Curran has agreed to continue performing such duties as the Company may reasonably request, including as may be required in connection with the transition of work to his successor(s) and/or to other employees of the Company. During the Transition Period, Mr. Curran will continue to be paid his base salary and to receive benefits at the same levels as existed prior to commencement of the Transition Period.

In consideration of Mr. Curran’s execution of a release of claims in favor of the Company upon the Separation Date, Mr. Curran will receive (i) $244,795 payable in equal installments in accordance with the Company’s customary payroll practices between January 1, 2011 and December 31, 2011 (the “Benefits Period”), (ii) an amount equal to the annual bonus payable to Mr. Curran for fiscal year 2010 pursuant to the Employment Agreement, dated as of March 25, 2008, between Mr. Curran and the Company (the “Employment Agreement”); (iii) the amount of $50,000 payable within ten (10) business days following the Separation Date; (iv) continuation of benefits during the Benefits Period at the same level as existed prior to commencement of the Transition Period until the earlier of (a) expiration of the Benefits Period and (b) the date that Mr. Curran is eligible to receive coverage and benefits from a new employer; (v) utilization of an executive-level outplacement through the end of the Benefits Period with a vendor selected by the Company; and (vi) waiver of objections from the Company regarding Mr. Curran’s lawful application to receive unemployment benefits.  Pursuant to the Separation Agreement, Mr. Curran forfeited all 555.55 options previously granted to him by the Company, and the bonus awarded to him pursuant to that certain Bonus Award Agreement, by and between Tops Holding and Mr. Curran, dated as of October 27, 2009 (the “Bonus Agreement”).

Pursuant to the Separation Agreement, Mr. Curran released the Company, Morgan Stanley and their respective affiliates and related persons from all claims existing or arising through the date of the Separation Agreement, except as otherwise expressly stated otherwise in the Separation Agreement.

Pursuant to the terms of the Separation Agreement, Mr. Curran is subject to certain restrictive covenants, including restrictions on his ability to compete with the Company or its affiliates, solicit the employees, customers or other business relationships of the Company, disclose confidential information or disparage the Company, its subsidiaries, affiliates, directors, officers, employees, stockholders, vendors, clients, successors or assigns.

In accordance with applicable law, Mr. Curran has the right to revoke the Separation Agreement for a period of seven days after the date on which it was executed, and the Separation

Agreement will not become effective or enforceable until after the expiration of such seven-day revocation period.

Further details regarding the agreement between Mr. Curran and the Company are contained in the Separation Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. This description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Separation Agreement.

Item 1.02.           Termination of a Material Definitive Agreement.

Pursuant to the Separation Agreement, Mr. Curran and the Company agreed that the Employment Agreement and the Bonus Agreement have been superseded by the Separation Agreement and have been terminated effective October 21, 2010. The disclosure set forth in Item 1.01 above is incorporated by reference herein.

Pursuant to the Employment Agreement, Mr. Curran’s employment with the Company was “at-will” and was effective as of May 4, 2008.  Under the Employment Agreement, Mr. Curran’s annual base salary was originally $210,000.  In addition, Mr. Curran was eligible to receive an annual bonus in an amount equal to a percentage of his annual base salary, which amount was to be determined by Tops Markets’ Board of Directors (the “Board”) based on quantitative and qualitative factors that the Board deemed appropriate.  In addition, under the Employment Agreement, Mr. Curran was entitled to participate in incentive, savings and retirement plans, practices, policies and programs, as well as welfare benefit plans, practices, policies and programs, of the Company.  Under the Employment Agreement, if Mr. Curran’s employment was terminated without Cause (as defined in that certain Tops Holding Corporation 2007 Stock Incentive Plan Non-Qualified Stock Option Agreement, dated as of April 28, 2008, by and between Tops Holding and Mr. Curran) other than by reason of Mr. Curran’s death or disability, or by reason of his resignation, Mr. Curran was entitled to receive (i) unpaid base salary for any period prior to the effective date of termination, (ii) accrued but unpaid benefits and (iii) certain severance pay and benefits based on his then-current base-salary.  Under the Employment Agreement, Mr. Curran also agreed to certain post-employment restrictive covenants similar to those included in the Separation Agreement.

Pursuant to the Bonus Agreement, Mr. Curran was entitled to receive $249,997.50, vesting ratably on April 28, 2011, April 28, 2012 and April 28, 2013, provided Mr. Curran was then employed, subject to accelerated vesting upon a change of control.

Item 9.01.           Financial Statements and Exhibits.

(d)                   Exhibit:

Exhibit No.	Description

99.1	Separation Agreement, Waiver and General Release, dated as of October 21, 2010, by and among Tops Holding Corporation, Tops Markets, LLC and Patrick Curran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPS HOLDING CORPORATION

Dated: October 21, 2010	By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Separation Agreement, Waiver and General Release, dated as of October 21, 2010, by and among Tops Holding Corporation, Tops Markets, LLC and Patrick Curran